UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): February 12, 2013

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2013, the board of directors (the “Board”) of Pershing Gold Corporation (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of its directors and officers. Under the Indemnification Agreement, and subject to the terms and conditions set forth therein, each indemnitee is entitled to be indemnified against all expenses, judgments, fines and amounts paid in settlement incurred by such indemnitee in connection with any threatened, pending or completed action, suit, alternative dispute resolution mechanism or proceeding to which indemnitee was or is a party or is threatened to be made a party by reason of the fact that indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by Nevada law.

The Indemnification Agreement also provides for the advancement of expenses (including attorneys’ fees) incurred by the indemnitee in connection with any action, suit, alternative dispute resolution mechanism or proceeding (subject to the terms and conditions set forth therein). The Indemnification Agreement contains certain exclusions, including proceedings initiated by the indemnitee unless such advancement is specifically approved by a majority of the Company’s disinterested directors.

           The foregoing is a summary description of the terms and conditions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 12, 2013, the Board approved the adoption of a 2013 Equity Incentive Plan (the “2013 Plan”).  The purpose of the 2013 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  The 2013 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2013 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Up to 40 million shares of common stock are issuable pursuant to awards under the 2013 Plan. Unless earlier terminated by the Board, the 2013 Plan shall terminate at the close of business on February 11, 2023.

The foregoing is a summary description of the terms and conditions of the 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the 2013 Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
10.1	Form of Indemnification Agreement
10.2	Pershing Gold Corporation 2013 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2013

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President of Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement
10.2	Pershing Gold Corporation 2013 Equity Incentive Plan